UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2009

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

707 State Road, Princeton, N.J. 08540-1437

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 430-2880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 20, 2009, Medarex, Inc. (“Medarex”), University of Massachusetts, Massachusetts Biologic Laboratories (“MBL”), and Worcester City Campus Corporation entered into a License, Development and Commercialization Agreement (the “Agreement”) with Merck Sharp & Dohme Research Ltd., an affiliate of Merck & Co., Inc. (“Merck”), for CDA-1 and CDB-1 (also known as MDX-066/MDX-1388 and MBL-CDA1/MBL-CDB1), an investigational fully human monoclonal antibody combination developed to target and neutralize Clostridium difficile toxins A and B, for use with respect to C. difficile infection (CDI).  CDA-1 and CDB-1 were co-developed by Medarex and MBL (the “Licensors”).

Under the terms of the Agreement, Merck gains worldwide rights to develop and commercialize CDA-1 and CDB-1.  Medarex and MBL will receive an upfront payment of $60 million and are potentially eligible to receive additional cash payments up to $165 million upon achievement of certain milestones associated with the development and approval of a drug candidate covered by the Agreement.  Upon commercialization, Medarex and MBL will also be eligible to receive double-digit royalties on product sales and milestones if certain sales targets are met.  In accordance with the existing collaboration agreement between Medarex and MBL, all payments under the Agreement will be divided equally between the Licensors.

The closing of the transaction is subject to clearance under the Hart-Scott-Rodino Antitrust Improvement Act, as well as other customary closing conditions.

The term of the Agreement will commence on the closing date, which will occur upon satisfaction of the closing conditions and, unless terminated earlier, will continue until there are no remaining royalty payment obligations in a country, at which time the Agreement shall expire in its entirety in such country.   Either party may terminate this Agreement for an uncured material breach by the other party, or bankruptcy or insolvency of the other party.  In addition, Merck may terminate this Agreement at any time upon providing one-hundred eighty (180) days prior written notice to the Licensors.

A copy of the press release issued by Merck and the Licensors announcing the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.  The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release issued April 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date: April 24, 2009	By:	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued April 21, 2009